EXHIBIT 23.1



                         CONSENTS OF EXPERTS AND COUNSEL

CONSENT OF INDEPENDENT AUDITORS

Energy Optics, Inc.

We hereby consent to the incorporation by reference in this November 7, 1997, filing of Energy Optics, Inc. on Form S-8 of our report appearing in the Company's Annual Report of Form 10-K for the year ended July 31, 1996.

/s/ Mackie, Reid & Company, P.A.
Mackie, Reid & Company, P.A.
Certified Public Accountants